EXHIBIT (H)(11)

                                  AMENDMENT TO
                     TRANSFER AGENCY AND SERVICES AGREEMENT

      This Amendment dated April 1, 2004 (the "Amendment") is made to the Transfer Agency and Services Agreement dated November 15, 1996 (the "Agreement") by and between Kobren Insight Funds (the "Fund") and PFPC Inc. ("PFPC").

                                   WITNESSETH

      WHEREAS, the Fund and PFPC reserved to themselves the power to amend the Agreement in a writing executed by both parties;

      WHEREAS, the Fund and PFPC wish to amend the Agreement to reflect changes thereto;

      NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Exhibit 1 to the Agreement is hereby deleted and replaced with the attached Exhibit 1.

2. Schedule B to the Agreement is hereby deleted and replaced with the attached Schedule B.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

KOBREN INSIGHT FUNDS                    PFPC INC.


By:  /s/ Eric Godes                     By:  /s/ James W. Pasman
   -------------------------------         -------------------------------------

Date: 4/20/04                           Date:  5/17/04
     -----------------------------           -----------------------------------

Title: Managing Director                Title: Sr. Vice Pres & Managing Director
      ----------------------------            ----------------------------------

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                                    EXHIBIT 1

                               LIST OF PORTFOLIOS

                               Kobren Growth Fund

                                Delphi Value Fund

                                   SCHEDULE B
                                  FEE SCHEDULE

SECTION I

The following fees are in effect for the Kobren Growth Fund:

      ANNUAL FEES

      A. Open Account Fees:       $14.00 per open account (subject to minimum
                                  fees set forth below)

      B. Fund Minimums:           $33,517 per Portfolio per year

      C. Out of Pocket Expenses:  As set forth in Schedule C

      D. Individual Retirement
         Accounts:                $20.00 per Shareholder Account (multiple
                                  accounts Across Portfolios with the same account number will be treated as a single
                                  Shareholder Account)

SECTION II

The following fees are in effect for the Delphi Value Fund:

      ANNUAL FEES

      A. Open Account Fees:       $14.00 per open account (subject to minimum
                                  fees set forth below)

      B. Fund Minimums:           $27,233 per Portfolio per year
         Additional Classes       $18,853 for the first class ($1,571 per month)
                                  $6,284 per each additional class in excess of one class ($524 per month)

      C. Out of Pocket Expenses:  As set forth in Schedule C

      D. Individual Retirement
         Accounts:                $20.00 per Shareholder Account (multiple
                                  accounts Across Portfolios with the same account number will be treated as a single
                                  Shareholder Account)

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SECTION III

After the first 12 months from the effective date of this Amendment, PFPC may adjust any annual or monthly fees once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the previous year's cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Client's monthly fees (or the effective date of this Amendment absent a prior such adjustment).

PFPC reserves the right to renegotiate the Agreement in the event that the fund family consists of one fund.